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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 29, 1999, except for Note 16, which is as of December 8, 1999, relating to the financial statements and financial statement schedules of Digital Island, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Consolidated Financial Data."

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

San Francisco, California

February 23, 2000